UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: November 14, 2006

Union Security Insurance Company

(Exact Name of Registrant as Specified in Charter)

Iowa	033-37576	81-0170040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

729 Insurance Exchange Building Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-361-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of Union Security Insurance Company (the “Company”) has concluded that certain amounts were incorrectly classified in the Company’s unaudited Consolidated Statements of Cash Flows for the periods ended March 31, 2006 and 2005 and June 30, 2006 and 2005, included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 (the “2006 Forms 10-Q”). In connection with the preparation of the Company’s Consolidated Financial Statements for the period ended September 30, 2006, management of the Company concluded on November 14, 2006 that the Company should file Forms 10-Q/A restating the Consolidated Statements of Cash Flows included in the 2006 Forms 10-Q. Accordingly, the Consolidated Financial Statements for the periods ended March 31, 2006 and June 30, 2006 should not be relied upon. Correct classifications were included in the Company’s unaudited Consolidated Statements of Cash Flows for the periods ended September 30, 2006 and 2005 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The Company has implemented enhancements to its disclosure controls, primarily with respect to the periodic analysis and review of the statement of cash flows, designed to provide reasonable assurance that errors of this type in the Company’s Consolidated Statements of Cash Flows will not recur.

Although the restatements will affect the subtotals of cash flows from operating and investing activities, they will have no impact on the net increase (decrease) in cash and cash equivalents for any previously reported period. The restatements will also have no impact on the Company’s Consolidated Balance Sheets or Consolidated Statements of Operations as of the end of or for any previously reported period.

The restatements are attributable to the incorrect classification in prior periods of the net increase (decrease) in payables and receivables arising from investment purchases and sales that had not yet settled as of the end of the reporting period. In the affected previously reported Consolidated Statements of Cash Flows, changes in the net receivable/payable from unsettled investment purchases and sales were classified within “adjustments to reconcile net income to net cash provided by operating activities.” To the extent such balances pertained to investments classified as available for sale, changes in such balances should have been included within cash flows from investing activities, consistent with the related investments.

The above conclusions were reached in consultation with members of the Company’s Board of Directors. The Company has informed our independent registered public accounting firm, PricewaterhouseCoopers LLP, of these matters.

The following unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005 as well as for the six months ended June 30, 2006 and 2005 set forth the effects of these restatements:

	Three Months Ended March 31, 2006
	As Previously Reported	Impact of Restatement	As Restated
Net cash provided by operating activities	$5,061	$19,980	$25,041
Net cash provided by investing activities	77,336	(19,980)	57,356
Net cash (used in) financing activities	(64,440)	—	(64,440)

Change in cash and cash equivalents	17,957	—	17,957
Cash and cash equivalents at beginning of period	19,032	—	19,032

Cash and cash equivalents at end of period	$36,989	$—	$36,989

	Three Months Ended March 31, 2005
	As Previously Reported	Impact of Restatement	As Restated
Net cash provided by operating activities	$47,277	$(8,841)	$38,436
Net cash (used in) investing activities	(140,480)	8,841	(131,639)
Net cash provided by financing activities	68,716	—	68,716

Change in cash and cash equivalents	(24,487)	—	(24,487)
Cash and cash equivalents at beginning of period	43,362	—	43,362

Cash and cash equivalents at end of period	$18,875	$—	$18,875

	Six Months Ended June 30, 2006
	As Previously Reported	Impact of Restatement	As Restated
Net cash (used in) provided by operating activities	$(1,916)	$34,150	$32,234
Net cash provided by investing activities	56,475	(34,150)	22,325
Net cash (used in) financing activities	(43,807)	—	(43,807)

Change in cash and cash equivalents	10,752	—	10,752
Cash and cash equivalents at beginning of period	19,032	—	19,032

Cash and cash equivalents at end of period	$29,784	$—	$29,784

	Six Months Ended June 30, 2005
	As Previously Reported	Impact of Restatement	As Restated
Net cash provided by operating activities	$107,830	$7,356	$115,186
Net cash (used in) investing activities	(111,181)	(7,356)	(118,537)
Net cash (used in) financing activities	(19,399)	—	(19,399)

Change in cash and cash equivalents	(22,750)	—	(22,750)
Cash and cash equivalents at beginning of period	43,362	—	43,362

Cash and cash equivalents at end of period	$20,612	$—	$20,612

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Security Insurance Company

Date: November 20, 2006	By:	/s/ Peter A. Walker
Peter A. Walker Treasurer and Chief Financial Officer